SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	FORM 8-K
	CURRENT REPORT
	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

	Commission File Number:  0-30470
Date of Report: January 17, 2000

	BBB-Huntor Associates, Inc.

Nevada	91-2006973
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

PMB 318, 24843 Del Prado Dana Point, CA 	92629
(Address of principal executive offices)						(Zip Code)

Registrant's telephone number, including area code:	(949) 248-1765

The following Securities are to be registered pursuant to Section 12(g) of the
 Act:

	Class-A Common Voting Equity Stock

	10,000,000

	Item 6. Changes of Registrant's Directors

This Registrant's Special Counsel, William Stocker, esq., has retired as Secretary of this Registrant, leaving Kirt W. James as Sole Officer and Director. Mr. Stocker remains Special Counsel to this Registrant.

	Signatures

	Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

January 17, 2000
	BBB-Huntor Associates, Inc.

	by



	Kirt W. James
	SOLE OFFICER AND DIRECTOR